EXHIBIT 99.1

                INFINITY REPORTS FIRST QUARTER OPERATING RESULTS

         COMPANY REPORTS RECORD OIL AND GAS SALES AND PRODUCTION VOLUMES

CHANUTE, KANSAS (May 15, 2003) - INFINITY, INC. (Nasdaq National Mkt: IFNY), an independent energy exploration/development and oilfield services company, today reported its operating results for the first quarter of 2003.

For the three months ended March 31, 2003, revenues increased 71% to approximately $3.6 million, compared with approximately $2.1 million in the first quarter of 2002. The Company reported a net loss of ($622,022), or ($0.08) per share, in the most recent quarter, versus a net loss of ($307,776), or ($0.05) per share, in the corresponding period of the previous year. Per share results were calculated on 7,751,819 weighted average shares outstanding in the first quarter of 2003, compared with 6,761,024 weighted average common shares outstanding in the prior-year quarter. No income taxes were accrued in the quarter ended March 31, 2003, whereas a deferred income tax benefit of $193,000 was recognized in the quarter ended March 31, 2002.

Oil and gas service revenues increased 27% in the first quarter of 2003 to approximately $1.9 million, when compared with approximately $1.5 million in the year-earlier quarter. Oil and gas sales rose 143% to approximately $1.7 million, versus approximately $0.7 million in the first quarter of 2002.

The Company's operating loss improved 28% to ($373,710) in the most recent quarter, compared with ($503,820) in the quarter ended March 31, 2002 even though the Company recognized an additional $363,332 in depreciation, depletion and amortization in the period ended March 31, 2003, when compared with the period ended March 31, 2002. The Company reported a net loss before income taxes of ($622,022) in the quarter ended March 31, 2003, compared with a net loss before income taxes of ($500,776) in the quarter ended March 31, 2002. The primary reason for the increase in net loss before income taxes related to an increase in interest and financing costs, which totaled $289,112 in the first quarter of 2003, versus $6,049 in the first quarter of 2002.

"I am pleased to report that our gross profits increased 87% to approximately $1.5 million in the first quarter of 2003, largely due to higher oil and gas sales and an improvement in our oilfield services revenues during the seasonally slow first quarter, when business is curtailed by winter weather in many markets," stated Stanton E. Ross, President and Chief Executive Officer of Infinity, Inc. "Oil and gas sales generated 48% of total revenues in the most recent quarter, compared with 31% in the first quarter of 2002, and we believe oil and gas sales could represent a majority of our revenues for the first time in our Company's history in the quarter ending June 30, 2003. Demand for our oilfield services improved in the first quarter, when compared with the prior-year period, following completion of the Powder River Environmental Impact Study, and we expect sales to improve significantly in the second quarter as the issuance of drilling permits accelerates in that market."

"The 143% rise in oil and gas sales reflected an increase in the number of producing wells from five in the first quarter of 2002 to twenty-three in the most recent quarter, along with higher commodity prices," continued Ross. "We expect oil and gas production to increase further in the current quarter as we continue to optimize the capabilities of our existing wells and add compression capacity in areas where production is currently bypassing the compressor in order to access the sales line."

THE COMPANY WILL HOST A CONFERENCE CALL ON WEDNESDAY, MAY 21, 2003, AT 11:00 A.M. EASTERN STANDARD TIME TO DISCUSS REPORTED OPERATING RESULTS AND OTHER CORPORATE DEVELOPMENTS IN GREATER DETAIL. THE DIAL-IN NUMBER FOR THE CALL IS 800-388-8975 (INTERNATIONAL PARTICIPANTS SHOULD DIAL 973-694-2225).


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PARTIES INTERESTED IN PARTICIPATING IN THE CONFERENCE CALL SHOULD DIAL IN
APPROXIMATELY TEN MINUTES PRIOR TO 11:00 A.M. EST. THE CALL WILL ALSO BE BROADCAST LIVE ON THE INTERNET AT HTTP://WWW.VCALL.COM/EVENTPAGE.ASP?ID=83944. A REPLAY OF THE CONFERENCE CALL WILL BE AVAILABLE TWO HOURS AFTER THE COMPLETION OF THE CALL, FROM MAY 21, 2003 UNTIL MAY 28, 2003, BY DIALING 800-428-6051 (INTERNATIONAL CALLERS DIAL 973-709-2089) AND ENTERING ACCESS CODE ID #294545. THE CALL WILL ALSO BE ARCHIVED FOR 90 DAYS AT HTTP://WWW.VCALL.COM/EVENTPAGE.ASP?ID=83944.

Infinity, Inc. is an independent energy exploration and development company with a primary focus on coalbed methane projects and emerging exploration areas. The Company has obtained the rights to develop approximately 210,000 acres for prospective coalbed methane production in Wyoming and Colorado. Infinity's Consolidated Oil Well Services, Inc. subsidiary provides oilfield services (including well enhancement, fracturing, cementing, acidizing and nitrogen pumping) in Kansas, Oklahoma and Wyoming. Infinity, Inc. is headquartered in Chanute, Kansas, and its common stock is listed on The Nasdaq National Market under the symbol "IFNY".

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in the prices of oil and gas, uncertainties inherent in estimating quantities of oil and gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company's oil and gas production, continued acceptance of the Company's oilfield services in the marketplace, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. There can be no assurance that an agreement or agreements relating to any strategic alternatives involving the Company and a third party or third parties will be reached, or that if an agreement or agreements are reached, that the transactions contemplated by such agreements will be consummated. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.


                   For additional information, please contact:

       Stanton E. Ross, President/CEO of Infinity, Inc. at (620) 431-6200
                                       or
 RJ Falkner & Company, Investor Relations Counsel at (800) 377-9893 or via
                          e-mail at INFO@RJFALKNER.COM
                                    ------------------


                          (Financial Highlights Follow)


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
                         INFINITY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                   ASSETS
                                   ------
                                                                 March 31, 2003    Dec. 31, 2002
                                                                 --------------    -------------
CURRENT ASSETS                                                    (Unaudited)
     Cash                                                        $    264,624      $    867,017
     Accounts Receivable, less allowance for doubtful
         Accounts of $25,000                                        1,700,113         1,493,224
     Inventories                                                      265,991           340,217
     Prepaid expenses and other                                       322,692           278,510
                                                                 ------------      ------------
         Total current assets                                       2,553,420         2,978,968

Property and equipment, at cost, less accumulated
     depreciation and impairment                                   10,987,490        10,315,068
Oil and gas properties, using full cost accounting net
     of accumulated depreciation, depletion and amortization
              Subject to amortization                              21,902,807        19,107,427
              Not subject to amortization                          13,752,862        13,176,850
Intangible assets, at cost, less accumulated amortization           5,179,615         5,299,881
Note receivable, less current portion                               1,593,385         1,597,053
Other Assets, net                                                     800,374           655,022
                                                                 ------------      ------------
Total assets                                                     $ 56,769,953      $ 53,130,269
                                                                 ============      ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
     Notes Payable                                               $  1,000,000      $         --
     Current portion of long-term debt                              5,227,255         2,227,195
     Accounts Payable                                               3,252,250         2,875,900
     Accrued Expenses                                               1,452,117           969,526
                                                                 ------------      ------------

Total Current Liabilities                                          10,931,622         6,072,621

Long-term Liabilities
     7% subordinated convertible notes payable                     12,040,000        12,540,000
     8% subordinated convertible notes payable                      3,128,000         4,243,000
Long-term debt, less current portion above                          4,997,960         7,464,156
     Asset retirement obligations                                     451,578                --
                                                                 ------------      ------------
Total Liabilities                                                  31,549,160        30,319,777

Stockholders' Equity
     Common stock, par value $.0001, authorized 300,000,000
       shares, issued and outstanding 7,942,244 shares;
       7,558,462 shares                                                   794               756
     Additional paid-in-capital                                    25,931,274        22,870,449
     Accumulated other comprehensive loss                            (105,841)          (77,301)
     (Accumulated Deficit)/Retained Earnings                         (605,434)           16,588
                                                                 ------------      ------------
         Total stockholders' equity                                25,220,793        22,810,492
                                                                 ------------      ------------
Total Liabilities and stockholders' equity                       $ 56,769,953      $ 53,130,269
                                                                 ============      ============


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
                         INFINITY, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                           Three Months Ended March 31,
                                                           ----------------------------
                                                               2003             2002
                                                           -----------      -----------
Revenues
 Oil and Gas Service Operations                            $ 1,867,307      $ 1,459,853
 Oil and Gas Sales                                           1,738,136          666,140
                                                           -----------      -----------

Total Revenue                                                3,605,443        2,125,993

Cost of sales
 Oil and Gas Service Operations                              1,204,947          904,335
 Oil and Gas Production Expenses and Taxes                     950,323          413,815
                                                           -----------      -----------

     Total cost of sales                                     2,155,270        1,318,150
                                                           -----------      -----------

Gross profit                                                 1,450,173          807,843

Operating expenses                                           1,102,233          953,345
Depreciation, depletion and amortization                       721,650          358,318
                                                           -----------      -----------

     Operating loss                                           (373,710)        (503,820)
                                                           -----------      -----------

Other income (expense)
     Interest Income & Other Income                             40,800            1,095
     Interest Expense & Finance                               (289,112)          (6,049)
     Gain on sales of assets and marketable securities              --            7,998
                                                           -----------      -----------
             Total other income (expense)                     (248,312)           3,044
                                                           -----------      -----------
Net loss before income taxes
                                                              (622,022)        (500,776)

Income tax benefit                                                  --          193,000
                                                           -----------      -----------

     Net loss                                              $  (622,022)     $  (307,776)
                                                           -----------      -----------

     Net loss per common share                             $     (0.08)     $     (0.05)
                                                           -----------      -----------
     Net loss per diluted common share                     $     (0.08)     $     (0.05)
                                                           -----------      -----------

Weighted Average Basic Shares Outstanding                    7,751,819        6,761,024
Weighted Average Diluted Shares Outstanding                  7,751,819        6,761,024


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